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                             JOINT FILING AGREEMENT


     This Joint Filing Agreement (this "Agreement") is made and entered into as of the 16th day of February, 2000, by and among the undersigned parties.

     In accordance with Rule-13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule-13D (including amendments thereto) with respect to the common stock of Prize Energy Corp., a Delaware corporation, and further agree that this Agreement be included as an exhibit to such joint filing (including amendments thereto). Each of the persons named below acknowledges that the information contained in the statement on Schedule-13D (including amendments thereto) respecting such person is complete and accurate in all material respects and that such person does not know and has no reason to believe that the information respecting any other person named below is inaccurate.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


Natural Gas Partners V, L.P.                        GFW V, L.L.C.
By: GFW Energy V, L.P., General Partner
By: GFW V, L.L.C., General Partner

                                                    By /s/ KENNETH A. HERSH
By /s/ KENNETH A. HERSH                                --------------------
   --------------------                                    Kenneth A. Hersh
       Kenneth A. Hersh                                    Authorized Member
       Authorized Member

                                                    /s/ KENNETH A. HERSH
                                                    --------------------
G.F.W. ENERGY V, L.P.                                   Kenneth A. Hersh
By: GFW V, L.L.C., General Partner


                                                    /s/ DAVID R. ALBIN
By /s/ KENNETH A. HERSH                             --------------------
     --------------------                               David R. Albin
       Kenneth A. Hersh
       Authorized Member